Exhibit 10.96

Cortex Pharmaceuticals, Inc.
Notice of Grant of Stock Options	ID: 33-0303583
and Option Agreement	15231 Barranca Parkway
Irvine, CA 92618
(949) 727-3157

(Insert grantee name)	Option Number: (Insert option number)
(Insert grantee street address)	Plan: (Insert stock option plan)
(Insert grantee City, State, Zip Code)	ID: (Insert ID)

Effective (insert grant date), you have been granted a(n) (insert Incentive or Non-qualified) Stock Option to buy (insert number of shares) shares of Cortex Pharmaceuticals, Inc. (the Company) stock at $(insert exercise price) per share.

The total option price of the shares granted is $(insert total option price).

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
(insert number of shares vesting)	(insert vest type)	(insert date)	(insert date)

By your signature and the Company’s signature below, you and the Company agree that these options are granted and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Cortex Pharmaceuticals, Inc.	Date

(Insert grantee name)	Date